Exhibit 3.1
SPARTON CORPORATION
BY-LAWS
ARTICLE I – MEETING OF DIRECTORS
     Regular meetings of the Board of Directors, including the annual meeting of the Board of Directors, shall be held at such time and place, within or without the State of Ohio, as may be fixed by the Board of Directors.
     Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or by the President (on notice to each director as hereinafter provided) to be held at such time and place, within or without the State of Ohio, as shall be fixed by the officer calling the meeting, and special meetings shall be called by the Chairman of the Board of Directors, or by the Chief Executive Officer or by the President (on notice to each director as hereinafter provided) on the written request of a majority of the members of the Executive Committee or of the Board of Directors, to be held at such time and place, within or without the State of Ohio, as shall be designated in such written request.
     The Secretary of the Company shall give notice of the time and place of each regular or special meeting of the Board by personal delivery or overnight delivery service or by mail, telegram, cablegram, or electronic mail of such notice to each director at least three (3) days, or by telephoning such notice at least two (2) days before the time fixed for such meeting, except the meeting following the annual shareholders’ meeting, which meeting shall require no notice.
     Meetings of the Board of Directors may be held through any telephonic or other communications equipment if all directors participating in the meeting can hear each other and participation in such a meeting shall constitute presence at the meeting
     A majority of the directors then holding office shall be necessary to constitute a quorum for the transaction of business, provided, however, that the directors present at any directors’ meeting, though less than such majority, may adjourn such meeting from time to time. No notice of any adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.
     Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.
ARTICLE II – EXECUTIVE COMMITTEE
     An Executive Committee, to consist of not less than three (3) nor more than five (5) directors, may be elected by the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of the Executive Committee, who may take the place of any absent member or members at any meeting of the Committee. The Board of Directors shall have the power to remove from the Executive Committee at any time any member or members of said

Committee and to elect another director or directors as a member or members of the Executive Committee in place of the person or persons so removed from the said Committee. The Executive Committee may act by the affirmative vote of a majority of its members at a meeting or may take any action without a meeting if such action is authorized by a writing (which may be in two or more counterparts) signed by all of its members.
     The Executive Committee shall have and exercise all the powers of the Board of Directors in the intervals between the meetings of the Board of Directors in the management of the business and affairs of the Company, including the right to authorize the seal of the Company to be affixed to all corporate papers which may require it, and generally shall perform such other duties and exercise such other powers as may be specifically directed or delegated to the Executive Committee by the Board from time to time.
     The Executive Committee shall record full and complete minutes of all its proceedings and acts and shall submit the same to the Board of Directors at the next succeeding meeting of the Board of Directors and shall submit the same at any other time to the Board of Directors or to any member thereof upon its or his request.
     Vacancies in the Executive Committee shall be filled by the Board of Directors, provided that any such vacancy may be temporarily filled by an alternate member until filled by the Board of Directors.
     The Executive Committee shall meet upon call of the Chairman of the Board of Directors or of the Chief Executive Officer or President, or of a majority of the Executive Committee, provided, however, that notice of the time and place of such meeting shall be given by personal delivery, or by sending by mail, overnight delivery service, telegram, cablegram or electronic mail such notice to each member of the Committee at least three (3) days or telephoning such notice to each member of the Committee at least two (2) days before the time fixed for such meeting. It shall be the duty of the Secretary of the Executive Committee to give such notice upon the request of the officer or members of the Executive Committee calling the meeting.
     The meetings of the Executive Committee shall be held at such place, within or without the State of Ohio, as the Board of Directors or the Executive Committee or the Chief Executive Officer or President may designate.
ARTICLE III – OFFICERS
     The Board of Directors shall annually elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may also annually elect a Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors may further elect or appoint such other officers or agents as the Board of Directors may from time to time deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. Each officer shall hold office until the next annual shareholders’ meeting and until his successor is elected and qualified unless sooner removed by the Board of Directors, which the Board of Directors shall have power to do at any time, with or without cause, without prejudice to the contract rights of such officer.
     The Chief Executive Officer shall have the power to suspend or remove any officer of the Company, except the Chairman of the Board of Directors, subject to the right of the Board of Directors or the Executive Committee to reinstate such officer.

ARTICLE IV – CHAIRMAN OF THE BOARD OF DIRECTORS
     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairman shall also have such other powers and duties as the Board of Directors may from time to time authorize or impose.
ARTICLE V – CHIEF EXECUTIVE OFFICER
     The Chief Executive Officer shall perform such duties as from time to time may be imposed upon him or her by the Board of Directors or by the Executive Committee. The Chief Executive Officer shall be vested with and responsible for those duties specifically imposed upon the President of the Company by the Code of Regulations and applicable statutes in effect in the State of Ohio, notwithstanding the appointment of a President of the Company. The Chief Executive Officer shall be responsible for the general management of the Company’s business and affairs, subject, however, at all times to the control of the Board of Directors and of the Executive Committee and to the right of the Board of Directors or the Executive Committee to delegate any specific power or duty, except such as may be conferred exclusively upon the President of the Company, or to any other officer or officers of the Company by statute.
     In the event of the absence of or disability of the Chairman of the Board of Directors or in the event no Chairman of the Board is elected, the Chief Executive Officer shall preside at all meetings of the Board of Directors and the Executive Committee of the Board of Directors.
ARTICLE VI – PRESIDENT
     The President shall be an executive officer of the Company and shall perform such duties as from time to time may be imposed upon him or her by the Board of Directors, the Chief Executive Officer or by the Executive Committee. The Chief Executive Officer may serve simultaneously as the President of the Company. The President shall be subject at all times to the control of the Board of Directors and of the Executive Committee and to the right of the Board of Directors or the Executive Committee to delegate any specific power or duty, except such as may be conferred exclusively upon the President, or to any other officer or officers of the Company by statute or the Code of Regulations.
     In the event of the absence of or disability of the Chief Executive Officer, the President shall be responsible for the performance of those duties specifically conferred upon the President of the Company by applicable statute and/or the Code of Regulations.
     In the event of the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at meetings of the Board of Directors and the Executive Committee of the Board of Directors.
ARTICLE VII – VICE PRESIDENTS
     The Vice Presidents of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee or by the Chief Executive Officer or President. If the same individual serves as the Chief Executive Officer and President of the Company and that individual is absent or disabled precluding the discharge of his or her duties to the Company, or in the event of a vacancy in the offices, then i)

the Vice President who is designated Executive Vice President, or ii) if no person is designated as the Executive Vice President, the Vice President who is most senior by service to the Company, shall be vested with all the President’s powers and be required to perform all the President’s duties, unless the Board of Directors shall otherwise provide.
     The Board of Directors may specifically designate any Vice President of the Company as Executive Vice President or Senior Vice President or other designation or title, and assign to him or her such powers and duties as the Board of Directors may determine, other than those duties which are specifically conferred upon the President of the Company, or to any other officer or officers of the Company by applicable statute and/or the Code of Regulations.
ARTICLE VIII – SECRETARY
     The Secretary shall perform such duties as from time to time may be imposed upon the Secretary by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.
     The Board of Directors or the Executive Committee may from time to time designate an individual or individuals, who may be an officer or a director, to record the minutes of meetings of the Board of Directors, the Executive Committee and all other committees of the Board of Directors.
ARTICLE IX – ASSISTANT SECRETARIES
     The Assistant Secretaries of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President, and in case of the absence or disability of the Secretary or of a vacancy in his office, the Assistant Secretary (or if there be more than one Assistant Secretary, then the Assistant Secretary who is then the senior in office) shall be vested with all the Secretary’s powers and required to perform all the Secretary’s duties.
ARTICLE X – TREASURER
     The Treasurer shall be the Chief Financial Officer of the Company and shall have charge and custody of and be responsible for all funds and securities of the Company, and shall deposit all such funds in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors or by the Executive Committee. The Treasurer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company. The Treasurer shall have full authority to receive and receipt for all moneys due the company, and shall render to the Chief Executive Officer, the President and to the Chairman of the Board of Directors and to the Board of Directors and to the Executive Committee, whenever any of them may require it, an account of all his transactions as Treasurer, and shall perform such other duties as may be required by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President.
ARTICLE XI – ASSISTANT TREASURERS
     The Assistant Treasurers of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President, and in case of the absence or disability of the Treasurer or of a vacancy in his office, the Assistant Treasurer (or if there be more than one Assistant Treasurer, then the Assistant Treasurer who is then the senior in office) shall be vested with all the Treasurer’s powers and required to perform all the Treasurer’s duties.
ARTICLE XII – GENERAL PROVISIONS
     In case of the absence or disability of any officer of the Company, or for any reason that may seem sufficient to the Board of Directors or to the Executive Committee, the Board of Directors or the Executive Committee, except as prohibited by law, may delegate that officer’s powers and duties to any other officer or to any director.
ARTICLE XIII – RESIGNATIONS
     Any director or other elected officer may resign at any time. The acceptance of the resignation shall not be required to make it valid.
ARTICLE XIV – FISCAL YEAR
     The fiscal year of the Company shall begin on the first day of July and end on the thirtieth day of June in each year.
ARTICLE XV – CHECKS, NOTES, ETC.
     All checks, drafts and orders for the payment of money of the Company shall be signed by the Chief Executive Officer, the President or by any Vice President and the Treasurer or Assistant Treasurer or by any two Vice Presidents or by the Treasurer and the Assistant Treasurer except when otherwise specifically provided by resolution of the Board of Directors or of the Executive Committee. The Chief Executive Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer is authorized to endorse for collection or deposit to the credit of the Company any and all checks, drafts, bills of exchange, promissory notes, orders, certificates of deposit and acceptances.
     All notes of the Company for the payment of money shall be signed by the Chairman of the Board of Directors, or the Chief Executive Officer or President or any Vice President and by the Secretary or the Treasurer, or any Assistant Secretary or Assistant Treasurer, unless otherwise provided by the Board of Directors or by the Executive Committee, provided, however, that one person shall not sign in more than one capacity.
     Contracts, deeds and other documents executed by the Company may be signed in the name and on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer unless the Board of Directors or the Executive Committee shall otherwise determine, provided, however, that one person shall not sign in more than one capacity unless the Board of Directors or Executive Committee shall so direct. The Board of Directors or the Executive Committee may authorize any other officer or officers or agent or agents of the Company to enter into any contract or to execute and deliver any contract or other instrument in the name and on behalf of the Company.

ARTICLE XVI – SEAL
     The common corporate seal of the corporation shall consist of a round seal with the words “SPARTON CORPORATION, OHIO” in the margin thereof and the word “SEAL” in the center thereof.
ARTICLE XVII – METHOD OF GIVING NOTICE
     Whenever the By-Laws require notice, it shall not be construed to mean personal notice except where the statutes require personal notice, but such notice may be given by any of the following methods: i) in writing by depositing the same with the U.S. Postal Service in a postpaid sealed wrapper, directed to the address as the same appears on the books or records of the Company, or ii) by personal delivery, by hand delivering the notice to the individual to whom it is addressed as the same appears on the books and records of the Company, or iii) by overnight delivery service directed to the address as the same appears on the books or records of the Company, or iv) by a telegram or cablegram containing such notice directed to the address as the same appears on the books or records of the Company, or, v) by telephone, or, vi) by electronic mail directed to the electronic mail address which appears on the books or records of the Company.
     Such notice, if given by mail, shall be deemed given when so mailed; if given by personal delivery, shall be deemed given at the time of delivery; if given by overnight delivery service, shall be deemed given when delivered to the overnight delivery service; if given by telegraph, cablegram or electronic mail, shall be deemed given when the telegram, cablegram or electronic mail is so sent; and if by telephone, upon communication with the director or officer of the Company to whom such notice is directed.
ARTICLE XVIII – ALTERATION OF BY-LAWS
     The Board of Directors, by a vote of a majority of the full Board of Directors, may, at any regular or special meeting, alter, amend or repeal the By-Laws.
As amended October 30, 2008.